Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161187 on Form S-8 of our report dated March 8, 2013, relating to the consolidated financial statements and financial statement schedule of Renewable Energy Group, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Renewable Energy Group, Inc. and subsidiaries for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Des Moines, Iowa

March 8, 2013